UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2
Cue Health Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual
Meeting of Stockholders

Time and Date	CUE HEALTH INC.
May 14, 2024 at 9:00 a.m., Pacific Time	4980 Carroll Canyon Rd., Suite 100 San Diego, CA 92121
Place
The 2024 Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Annual Meeting”), will be a completely virtual meeting of stockholders, to be conducted via live audio webcast. You will be able to attend the virtual Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HLTH2024. You also will be able to vote your shares electronically at the Annual Meeting.

Items of Business

1.
To elect two Class III directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected and qualified, subject to their earlier deaths, resignations or removals.

2.	To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

3.	To approve proposed amendments to our Restated Certificate of Incorporation (the “Current Certificate”) to effect a reverse stock split of the Common Stock.

4.	To transact such other business that may properly come before the Annual Meeting.

Record Date

04.10.24	April 10, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the virtual Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on May 14, 2024. Our proxy materials, including the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are being made available on or about April 22, 2024 at the following website: www.proxyvote.com, as well as on our investor relations webpage at investors.cuehealth.com. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By Order of the Board of Directors,
Joshua Bergmann
Interim General Counsel
San Diego, California
April 22, 2024

Your vote is important. To vote your shares, please follow the instructions on your proxy card which is being mailed to you on or about April 25, 2024.

Proxy Statement for 2024
Annual Meeting of Stockholders

To Be Held at 9:00 a.m., Pacific Time, on May 14, 2024
This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors for use at our 2024 Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held on May 14, 2024 at 9:00 a.m., Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/HLTH2024. Stockholders of record as of April 10, 2024 are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.
This Proxy Statement, the proxy card and our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended December 31, 2023 (together, the “proxy materials”) are first being mailed on or about April 25, 2024 to all stockholders entitled to notice of and to vote at the Annual Meeting.

CUE HEALTH 2024 PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
Questions and Answers
About the Annual Meeting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with our board of directors’ solicitation of proxies for use at the Annual Meeting, which will take place on May 14, 2024. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
We are mailing our stockholders printed copies of our proxy materials in accordance with rules of the Securities and Exchange Commission (the “SEC”). All stockholders will be mailed copies of our proxy materials on or about April 22, 2023. These materials include information on the matters to be voted on at the Annual Meeting and how to submit your vote over the Internet, by phone. This Proxy Statement and our Annual Report are available at www.proxyvote.com.
We will only mail one copy of the proxy materials to stockholders sharing an address in an effort to reduce our printing and mailing costs. However, if you would prefer to receive additional copies of the printed proxy materials, please refer to the section entitled “I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?” below for additional information.
What proposals will be voted on at the Annual Meeting and how does our board of directors recommend that I vote?
The three proposals scheduled to be voted on at the Annual Meeting and our board of directors’ voting recommendations with respect to each are:

	Proposal	Board’s Voting Recommendation

1.
Election of Directors (Proposal No. 1): The election of each of Carole Faig and Maria Martinez as a Class III director to hold office until the 2027 annual meeting of stockholders or her successor is elected and qualified or until her earlier death, resignation or removal.
FOR

2.
Ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 2): The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
FOR

3.
Approval of the Reverse Stock Split (Proposal No. 3): To approve proposed amendments to our Restated Certificate of Incorporation (the “Current Certificate”) to effect a reverse stock split of our Common Stock, $0.00001 par value per share (the “Common Stock”).
FOR
At the time this Proxy Statement was mailed, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?

2	2024 PROXY STATEMENT CUE HEALTH

Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Holders of record of our Common Stock at the close of business on April 10, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our Common Stock held as of the Record Date. As of the Record Date, there were 159,091,814 shares of our Common Stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
How many votes are needed for approval of each proposal?

1.	Proposal No. 1: The election of each Class III director requires a plurality vote of the votes cast by the stockholders entitled to vote thereon to be approved. Plurality means that the nominees who receive the most FOR votes will be elected. Withhold votes and broker non-votes will have no effect on the outcome of the vote.
2.
Proposal No. 2: The ratification of the appointment of BDO USA, P.C. requires an affirmative vote of a majority of the voting power of the votes cast by the holders of the shares present in person or by proxy at the Annual Meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

3.
Proposal No. 3: The approval of proposed amendments to the Current Certificate to effect a reverse stock split of the Common Stock requires an affirmative vote of a majority of the voting power of the votes cast by the holders of the shares present in person or by proxy at the Annual Meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Broadridge Financial Solutions, Inc., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Proposal No. 2 related to the ratification of the appointment of BDO USA, P.C. and Proposal No. 3 related to the approval of the amendment of the Current Certificate are the routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I have to do anything in advance if I plan to attend the Annual Meeting?
The Annual Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

CUE HEALTH 2024 PROXY STATEMENT	3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HLTH2024. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.
How do I vote and what are the voting deadlines?
Stockholders of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
▪You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or proxy card you received. Your vote must be received by 11:59 p.m. Eastern Time on May 13, 2024 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.
▪You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the Notice or proxy card you received. Your vote must be received by 11:59 p.m., Eastern Time, on May 13, 2024 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
▪You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than May 13, 2024. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.
▪You may vote at the Annual Meeting. To vote at the meeting, follow the instructions at www.virtualshareholdermeeting.com/HLTH2024 (have your Notice or proxy card in hand when you visit the website).
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholders of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

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Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
▪entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
▪signing and returning a new proxy card with a later date, which must be received by 11:59 p.m., Eastern Time, on May 13, 2024;
▪delivering a written revocation to our Secretary at Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121, by 11:59 p.m., Eastern Time, on May 13, 2024; or
▪attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) by following the instructions at www.virtualshareholdermeeting.com/HLTH2024.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What is the effect of giving a proxy?
When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Clint Sever, our Chief Executive Officer, and Aasim Javed, our Chief Financial Officer, has each been designated as a proxy holder by our board of directors. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
What if I do not specify how my shares are to be voted?
Stockholders of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

1.	FOR the election of the directors nominated by our board of directors and named in this proxy statement as Class III directors to serve for a three-year term (Proposal No. 1);

2.	FOR the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal No. 2);

3.	FOR the approval of the proposed amendments to the Current Certificate to effect a reverse stock split of the Common Stock (Proposal No. 3); and

4.	in the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

CUE HEALTH 2024 PROXY STATEMENT	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) and Proposal No. 3 (approval of the amendment to the Current Certificate to effect a reverse stock split) are both routine matters. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposal No. 1, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2 and Proposal No. 3. For additional information regarding broker non-votes, see “What are the effects of abstentions, withheld votes and broker non-votes?” below.
What are the effects of abstentions, withheld votes and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum. However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, withheld votes will have no impact on the outcome of such proposal as long as a quorum exists. Likewise, abstentions will have no effect on proposals in cases where approval of the proposal requires the affirmative vote of the majority of the voting power of the votes cast by the holders of the shares present in person or by proxy at the Annual Meeting and voting affirmatively or negatively on such matter (e.g., Proposal No. 2 and Proposal No. 3). A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of the holders of a majority of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the meeting will constitute a quorum at the Annual Meeting. As noted above, as of the Record Date, there were a total of 159,091,814 shares of our Common Stock outstanding, which means that 79,545,908 shares of our Common Stock must be represented at the Annual Meeting to have a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to a later date.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

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Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What does it mean if I received more than one copy of the proxy materials?
If you receive more than one copy of the proxy materials, you hold shares that may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of materials to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our proxy materials, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

Cue Health Inc. Attention: Secretary 4980 Carroll Canyon Rd., Suite 100 San Diego, CA 92121 (858) 412-8151
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that will be filed within four business days after the Annual Meeting. If final voting results are not available to us at that time, we will file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals

CUE HEALTH 2024 PROXY STATEMENT	7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	Table of Contents
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal not later than March 15, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Cue Health Inc. Attention: Secretary 4980 Carroll Canyon Rd., Suite 100 San Diego, CA 92121 (858) 412-8151
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) as may be provided in the certificate of designation for any class or series of preferred stock of the Company (“Preferred Stock”), (iii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iv) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices not earlier than January 14, 2025 and not later than February 13, 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m. Pacific Time on the 120th day before the 2025 annual meeting and no later than the earlier of 5:00 p.m. Pacific Time on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was first made by the Company, whichever first occurs.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. In addition to satisfying the requirements of our bylaws, stockholders who intend to nominate directors other than the directors we have nominated must also comply with the additional requirements of Rule 14a-19 under the Exchange Act. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
Availability of Bylaws

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Table of Contents	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CUE HEALTH 2024 PROXY STATEMENT	9

Board of Directors
and Corporate Governance

Our business is managed under the direction of our board of directors, which is currently comprised of eight members. Six of our eight directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a Class of directors will be elected for a three-year term to succeed the same Class whose term is then expiring.
Upon the recommendation of our nominating and corporate governance committee, we are nominating each of Carole Faig and Maria Martinez as a Class III director at the Annual Meeting. If elected, each of Carole Faig and Maria Martinez will hold office for a three-year term until the annual meeting of stockholders to be held in 2027 or until her successor is elected and qualified or until her earlier death, resignation or removal.
Ayub Khattak, who currently serves as a Class III director, will not stand for re-election at the Annual Meeting and will no longer serve on our board of directors following the Annual Meeting. Following the Annual Meeting, our board of directors will consist of seven members, and it is anticipated that the number of authorized directors will be decreased to seven members, and that we will have a classified board of directors consisting of two classes with three directors and one class with two directors.
The following table sets forth the names and certain other information about each of our directors and director nominees as of April 10, 2024:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated

Director Nominees
Carole Faig	III	62	Director	September 2021	2024	2027
Maria Martinez	III	66	Director	September 2021	2024	2027

Continuing Directors
Chris Achar	II	39	Chief Business Officer and Director	May 2018	2026	—
Joanne Bradford	II	60	Director	September 2021	2026	—
Joshua Ghaim	I	56	Director	July 2022	2025	—
Sachin Jain	I	43	Director	October 2022	2025	—
Rishi Reddy	I	36	Director	February 2024	2025	—

Retiring Director
Ayub Khattak	III	39	Director	January 2010	2024	—

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Table of Contents	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Nominees

Carole Faig

Ms. Faig has served as a member of our board of directors since September 2021. Ms. Faig has more than 38 years of audit and public accounting experience with Ernst & Young LLP, or EY, where she was a partner focused on the healthcare industry. Prior to her retirement from EY in July 2021, Ms. Faig served in a number of leadership roles including U.S. Health Leader and West Region Health and Life Sciences leader, where she managed a $500 million practice. In addition, Ms. Faig has extensive experience as an audit partner serving public and private companies in the health sector. Ms. Faig serves as a member of multiple boards of directors including Henry Schein since December 2023, PATH since December 2022, QuVa Pharma since December 2021, and Affinia Therapeutics since September 2021. Ms. Faig holds a B.B.A. in accounting from Sam Houston State University and is a certified public accountant.

We believe Ms. Faig is qualified to serve on our board of directors due to her extensive experience in the healthcare industry and audit practices.

Maria Martinez

Ms. Martinez has served as a member of our board of directors since September 2021. Ms. Martinez has served as Chief Operating Officer at Cisco Systems, Inc., or Cisco, since March 2021. She previously served as Executive Vice President and Chief Customer Experience Officer from April 2018 to March 2021. Prior to joining Cisco, Ms. Martinez served in a variety of senior executive roles at Salesforce.com, Inc. from February 2010 to April 2018, including as President of Global Customer Success and Latin America and Chief Growth Officer. Ms. Martinez has held additional leadership positions at telecom giants Motorola, Inc. and AT&T Inc., and also served as chief executive officer of Embrace Networks, Inc.

Ms. Martinez currently serves on the board of directors for McKesson Corporation and Silicon Valley Education Foundation, where her experience in leading large, global companies through transformation will help us to advance our mission of empowering people to live their healthiest lives. Ms. Martinez's board occupancy has spanned industries across both public and non-profit sectors, including serving as a member of the board of directors at Plantronics, Inc., Declara Inc., and Genesys Works Bay Area. Ms. Martinez holds a B.S. in electrical engineering from the University of Puerto Rico and a M.S. in electrical engineering from Ohio State University.

We believe Ms. Martinez is qualified to serve on our board of directors due to her extensive experience in the technology industry.

CUE HEALTH 2024 PROXY STATEMENT	11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	Table of Contents
Continuing Directors

Chris Achar

Mr. Achar has served as a member of our board of directors since May 2018 and has served as our Chief Business Officer since March 2024. Prior to serving as our Chief Business Officer, Mr. Achar served as our Chief Strategy Officer from June 2021 to March 2024. Mr. Achar is the founder of Genzum Life Sciences, Inc., a pharmaceutical company, and has served as its Chief Executive Officer since 2010. Prior, Mr. Achar founded Synergy Ventures, a venture capital company where he serves as a general partner, whose investments include seed stage funding to several medical technology companies including Cue BioPharma Inc. and Provention Bio Inc.

Mr. Achar previously served as a member of the board of directors of the Network for Teaching Entrepreneurship from 2018 to 2021. Mr. Achar holds a B.S. in business marketing from California State University and a M.B.A. from Pepperdine University School of Business.

We believe Mr. Achar is qualified to serve as a member of our board of directors based on his experience as a healthcare executive and as an investor in multiple healthcare and biotech companies.

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Joanne Bradford

Ms. Bradford has served as a member of our board of directors since September 2021. Ms. Bradford is currently the founder of Dreamie, a home remodeling platform and President and Chief Money Officer of Domain Money, a venture backed flat fee advisor firm. Ms. Bradford served as President of Honey Science Corp., an e-commerce technology platform, from June 2019 to May 2021, and as founder of Enkasa, a real estate tech and brokerage firm, from February 2021 to February 2023. Ms. Bradford also served as Chief Marketing Officer of Bolt Financial, an e-commerce checkout software company, from October 2021 to November 2022. Prior to joining Bolt Financial, Ms. Bradford served in various roles at Social Finance, Inc., or SoFi, an online personal finance company, from July 2015 to May 2019, including as Chief Marketing Officer and Chief Operating Officer. She previously held executive-level roles at Pinterest, the Hearst Corporation, Demand Media, Yahoo!, and Microsoft Corporation.

Ms. Bradford previously served on the board of directors of Kahoot!, a game-based learning platform from February 2021 until March of 2024, and has served on the board of Super.com, a travel and rewards company, since July of 2021. Ms. Bradford additionally previously served as a director of Comscore, Inc., a global information and analytics company, from April 2019 until April 2020, and Katapult Holdings, an e-commerce financial services company, from June 2021 until February 2022. Ms. Bradford holds a B.A. in journalism from San Diego State University.

We believe Ms. Bradford is qualified to serve on our board of directors due to her over 20 years of experience leading product marketing, business development and programming, as well as building global sales and marketing teams.

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Joshua Ghaim

Dr. Ghaim has served as a member of our board of directors since July 2022. Dr. Ghaim is the Founder of Ignite Venture Studio, an innovation accelerator that builds and accelerates disruptive brands in digital health, wellness and beauty categories, where he has also served as Managing Partner since November 2019 and Portfolio Manager since January of 2020. Dr. Ghaim has also served as President of Small World Brands Inc., a health and beauty start-up founded with a mission to globally support girls’ education and women-owned businesses, since June 2018. Prior to founding Ignite Venture Studio, Dr. Ghaim was Chief Technology Officer – Consumer Health at Johnson & Johnson from July 2014 to November 2019, and he was previously responsible for Global Technology Innovation and a member of the R&D Management Committee at Johnson & Johnson Consumer, Medical Devices and the Pharma R&D organization leadership team.

Dr. Ghaim has served on the board of directors of Nonagon LTD, a medical technology company, since January 2022 and on the board of directors of African Diaspora Network, a non-profit organization focused on promoting entrepreneurship in the continent of Africa and African-American communities in the U.S., since March 2018. Dr. Ghaim has also served on the board of directors of Ignite Growth Brands since January 2020 and Infinite Looks Inc. since June 2020. Dr. Ghaim holds a B.S. in chemistry from Indiana University and a Ph.D. in biochemistry/molecular biology from the University of Illinois.

We believe Dr. Ghaim’s technology and management experience in the healthcare industry provides him with the qualifications and skills necessary to serve as a member of our board of directors.

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Sachin Jain

Dr. Jain has served as a member of our board of directors since October 2022. Dr. Jain has served as President and Chief Executive Officer of SCAN Group and Health Plan, a not-for-profit Medicare Advantage plan since July 2020 and as Academic Hospitalist at the U.S. Department of Veterans Affairs since April 2021. From 2014 to 2020, Dr. Jain held several increasing leadership positions at CareMore & Aspire Health, which are healthcare delivery systems, including President and Chief Executive Officer. From 2012 to 2014, Dr. Jain was Chief Medical and Information Officer at Merck & Co., a biopharmaceutical company. From 2009 to 2011, Dr. Jain worked in several leadership roles at the U.S. Department of Health and Human Services, including as senior advisor to the administrator of the Centers for Medicare & Medicaid Services. Dr. Jain is an adjunct professor of medicine at the Stanford University School of Medicine and a contributor to Forbes. In addition, Dr. Jain has served as a member of the board of directors of Cardiovascular Systems, Inc., a medical technology company, since January 2021. Dr. Jain also serves as a member of the board of directors of America’s Health Insurance Plans (AHIP), Abode Hospice, the Make-A-Wish Foundation and Biofurmis Inc. Dr. Jain is also an Aspen Institute Health Innovator’s Fellow. Dr. Jain holds a B.A. in government, an M.B.A and a M.D. from Harvard University.

We believe Dr. Jain is qualified to serve on our board of directors due to his extensive experience in the healthcare industry.

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Rishi Reddy

Mr. Reddy has served as a member of our board of directors since February 2024. Mr. Reddy serves as head of Venture and Growth equity investing at Tarsadia Investments, an investment practice he established at the firm. Mr. Reddy joined Tarsadia Investments in 2016, and is responsible for sourcing, underwriting, and managing the firm’s investments in high-growth technology companies across financial technology and healthcare technology. Mr. Reddy has led investments in Nvoicepay, TrueMotion, Cue Health, Phil, AvantStay, Chronus Health, and Fathom. He currently serves on the boards of Phil, Inc., Fathom Inc., and Envisics, Inc., AvantStay, Inc., Chronus Health, Inc., and Continental Hospitals, Ltd. Prior to joining Tarsadia Investments, Mr. Reddy was the CEO and Founder of DigiPath Solutions, an innovator in the digital diagnostics space. He began his career as a technology investment banking analyst at Harris Williams & Co. Mr. Reddy received a B.S. in Management, summa cum laude, from Babson College, attended the London School of Economics and Political Science, and received an M.B.A. from The Wharton School of the University of Pennsylvania.

We believe Mr. Reddy is qualified to serve on our board of directors due to his extensive experience in the healthcare technology industry and his significant experience as an investor in multiple healthcare and financial technology companies.

Retiring Director

Ayub Khattak

Mr. Khattak is the co-founder of our company and served as our President and Chief Executive Officer and member of our board of directors from January 2010 to March 2024. He holds a B.S. in mathematics from the University of California, Los Angeles.

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Director Independence
Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each director and director nominee, with the exception of Ayub Khattak and Chris Achar, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our corporate governance framework provides our board of directors flexibility to determine the appropriate leadership structure for the company, and whether the roles of Chairman, President and Chief Executive Officer should be separated or combined. In making this determination, our board of directors considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. Our board of directors has adopted corporate governance guidelines that provide that the board of directors may appoint one of our independent directors to serve as our independent “Lead Director” at any time when the Chairman of our board of directors is not independent, including when our President and Chief Executive Officer serves as the Chairman of our board of directors.
Only independent directors serve on the audit, compensation committee and nominating and corporate governance committees of our board of directors. As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors as well as the independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Board and Stockholder Meetings and Committees

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During the fiscal year ended December 31, 2023, our board of directors held ten meetings (including regularly scheduled and special meetings), and each director attended 100% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director, and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
We strongly encourage, but do not require, our directors to attend our annual meeting of stockholders. Five of our directors attended our 2023 annual meeting of stockholders.
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which are standing committees of the board of directors. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on our investor relations website at investors.cuehealth.com in the “Corporate Governance” section under “Governance Overview.” The current membership of our committees, each committee’s responsibilities and the number of meetings held by each committee in fiscal year 2023 are set forth below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Joanne Bradford		Member	Member
Carole Faig	Chair
Joshua Ghaim	Member	Chair	Member
Sachin Jain	Member		Member
Maria Martinez	Member	Member	Chair
Rishi Reddy			Member
Audit Committee
The members of our audit committee are Carole Faig, Joshua Ghaim, Sachin Jain, and Maria Martinez. Carole Faig is the chair of the audit committee. During 2023, our audit committee held four meetings. Our audit committee’s responsibilities include:
▪appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
▪overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
▪reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
▪monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
▪overseeing our internal audit function;
▪overseeing our risk assessment and risk management policies;
▪establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
▪meeting independently with our internal auditing staff, if any, our independent registered public

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accounting firm and management;
▪reviewing and approving or ratifying any related person transactions; and
▪preparing the audit committee report required by SEC rules.
Each of the members of our audit committee meets the requirements for independence under the listing standards of Nasdaq and the applicable rules and regulations of the SEC. Each member of the audit committee also meets the financial literacy and sophistication requirements under current Nasdaq listing rules. Our board of directors has also determined that Carole Faig is an “audit committee financial expert” as defined in applicable SEC rules. Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the audit committee charter is available on our website at https://investors.cuehealth.com/corporate-governance.
Compensation Committee
The members of our compensation committee are Joanne Bradford, Joshua Ghaim and Maria Martinez. Joshua Ghaim is the chair of the compensation committee. During 2023, our compensation committee held five meetings. Our compensation committee’s responsibilities include:
▪reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
▪overseeing an evaluation of our senior executives;
▪overseeing and administering our cash and equity incentive plans;
▪reviewing and making recommendations to our board of directors with respect to director compensation;
▪reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules;
▪in the compensation committee’s sole discretion, retaining or obtaining the advice of compensation consultants, independent legal counsel and other advisors;
▪approve, or recommend to our board of directors for approval, the creation or revision of any clawback policy allowing the Company to recoup compensation paid to employees; and
▪preparing the compensation committee report if and to the extent then required by SEC rules.
Each of the members of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the compensation committee charter is available on our website at https://investors.cuehealth.com/corporate-governance.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Joanne Bradford, Joshua Ghaim, Sachin Jain, Maria Martinez and Rishi Reddy who was appointed to the nominating and corporate governance committee in February of 2024. Maria Martinez is the chair of the nominating and corporate governance committee. During 2023, our nominating and corporate governance committee held three meetings. Our nominating and corporate governance committee’s responsibilities include:

▪recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

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▪reviewing and making recommendations to our board of directors with respect to our board of directors’ leadership structure;
▪developing and recommending to our board of directors corporate governance guidelines; and
▪overseeing a periodic evaluation of our board of directors.
Each of the members of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the nominating and corporate governance committee charter is available on our website at https://investors.cuehealth.com/corporate-governance.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. In making determinations regarding nominations of directors, our nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing board of directors, (iv) the ability to assist and support management and make significant contributions to the Company’s success, and (v) an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Although our board of directors does not maintain a specific policy with regard to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. The following chart provides summary information about the diversity of our directors as of April 10, 2024:

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Board Diversity Matrix (as of April 10, 2024)
Total Number of Directors: 8
	Female	Male

Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American	—	1
Asian	—	3
Hispanic or Latinx	1	—
White	2	—
Two or More Races or Ethnicities	—	1
LGBTQ+	1	—
Did Not Disclose Demographic Background	—
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of the Company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominees criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.
A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to the Company, attention of the Secretary at Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121. The recommendation must include the candidate’s name, age, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on our board of directors.

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Communications with the Board of Directors
Interested parties wishing to communicate with our non-employee directors may do so by writing to the board of directors or to the particular member or members of our board of directors and sending the correspondence by registered or overnight mail to our Interim General Counsel at Cue Health Inc., 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121. Each communication should set forth the name and address of the stockholder, as it appears on the Company’s books, and if the Company’s Common Stock is held by a nominee, the name and address of the beneficial owner of the Company’s Common Stock, and the class and number of shares of the Company’s Common Stock that are owned of record by the record holder and beneficially by the beneficial owner. Our Interim General Counsel, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Lead Director of our board of directors.
Corporate Governance Guidelines and Code of Conduct
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics (“Code of Conduct”) that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct is posted on our investor relations webpage at investors.cuehealth.com in the “Corporate Governance” section under “Governance Overview.” We intend to post any amendments to our Code of Conduct, and any waivers of our Code of Conduct for directors and executive officers, on the same website or in filings under the Exchange Act.
Role of the Board in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Such risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. In addition to oversight of the performance of our external audit function, our audit committee also monitors compliance with legal and regulatory requirements and reviews, approves, prohibits and monitors related party transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, our compensation committee reviews the relationship between risk management and compensation and evaluates compensation policies and practices that could mitigate any such risks. Our nominating and corporate governance committee monitors the effectiveness of our Corporate Governance Guidelines.
Hedging Policy
Transactions in derivative securities may reflect a short-term and speculative interest in our securities and may create the appearance of impropriety. Trading in derivatives may also focus attention on short-term performance at the expense of our long-term objectives. Therefore, our Insider Trading Policy prohibits our directors, officers and employees from engaging in transactions to hedge ownership of our Common Stock, including publicly-traded options, such as puts and calls, and other derivative securities with respect to our Common Stock. Stock options, stock appreciation rights and other securities issued pursuant to our benefit plans or other compensatory arrangements with us are not subject to this prohibition.
Non-Employee Director Compensation
In June 2021, our board of directors approved a director compensation program that became effective in September

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2021. Under this director compensation program, we will pay each of our non-employee directors a cash retainer for service on the board of directors and for service on each committee of which the director is a member. The chair of each committee will receive higher retainers for such service. Any non-executive chair of the board will receive an additional retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director was not serving on our board of directors. The fees paid to each non-employee director for service on the board of directors and for service on each committee of the board of directors of which the director is a member are as follows:

Position	Annual Retainer ($)

Board Member	50,000
Non-executive Chair	45,000
Audit Committee Chair	20,000
Audit Committee Member	8,000
Compensation Committee Chair	12,000
Compensation Committee Member	5,000
Nominating and Corporate Governance Committee Chair	10,000
Nominating and Corporate Governance Committee Member	4,000
We also will continue to reimburse each of our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.
Each non-employee director receives an initial grant of restricted stock units under the 2021 Stock Incentive Plan (the “2021 Plan”) with a target value of $190,000 in their initial year of service as a non-employee director. Such restricted stock unit grants vest as to 100% of the shares of our Common Stock underlying such grant on the first anniversary of the grant date and an additional 33% of the shares of our Common Stock underlying such grant at the end of each successive 12-month period following the first anniversary of the grant date until the third anniversary of the grant date, subject to the non-employee director's continued service as a director.
Further, on the date of each annual meeting of our stockholders, each then-current non-employee director will receive a grant of restricted stock units under the 2021 Plan with a target value of $190,000, up to a maximum of 63,300 RSUs. Each of these restricted stock unit grants vest with respect to 100% of the shares of our Common Stock underlying such grant on the first anniversary of the grant date, subject to the non‑employee director’s continued service as a director (unless otherwise provided at the time of grant). The number of restricted stock units subject to the restricted stock unit grants made to our non‑employee directors will be consistent with our practice for determining the number of restricted stock units granted to our employees. All restricted stock units granted to our non‑employee directors under our director compensation program will vest in full upon a change in control.
Ayub Khattak and Chris Achar, as executive officers of the Company, did not qualify to receive compensation for their service as our directors under our director compensation program in 2023.
Director Compensation in Fiscal 2023
The following table provides information regarding compensation of our non-employee directors for service as directors for the year ended December 31, 2023.

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1,2]	Total ($)

Joanne Bradford	59,000	33,549	92,549
Carole Faig	70,000	33,549	103,549
Joshua Ghaim	74,000	33,549	107,549
Sachin Jain	62,000	33,549	95,549
Maria Martinez	73,000	33,549	106,549
1.The amounts reported in the “Stock Awards” column represent the aggregate grant-date fair value of the RSUs awarded to the non-employee director in 2023, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. Such grant-date fair value does not take into account any estimated forfeitures related to service vesting conditions.
2.Each of the outstanding RSU awards listed in the below table were granted pursuant to our 2021 Plan. The following table lists all outstanding equity awards held by each of our non-employee directors as of December 31, 2023:

Name	Grant Date	Aggregate Number of Shares Underlying Stock Awards (#)[a]

Joanne Bradford	9/24/2021	6,187	[a]
Joanne Bradford	6/5/2023	63,300	[b]
Carole Faig	9/24/2021	6,187	[a]
Carole Faig	6/5/2023	63,300	[b]
Joshua Ghaim	7/21/2022	44,898	[c]
Joshua Ghaim	6/5/2023	63,300	[b]
Sachin Jain	10/7/2022	59,639	[d]
Sachin Jain	6/5/2023	63,300	[b]
Maria Martinez	9/24/2021	6,187	[a]
Maria Martinez	6/5/2023	63,300	b
a.The RSUs will become fully vested on September 23, 2024, subject, in each case, to the director’s continuous service with us.
b.The RSUs will become fully vested on June 5, 2024, subject, in each case, to the director’s continuous service with us.
c.The RSUs will vest annually as to one-third (1/3) of the shares of our Common Stock subject to the award and shall be fully vested on July 21, 2025, subject to the director’s continuous service with us.
d.The RSUs will vest annually as to one-third (1/3) of the shares of our Common Stock subject to the award and shall be fully vested on October 7, 2025, subject to the director’s continuous service with us.

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ENVIRONMENTAL, SOCIAL, GOVERNANCE MATTERS

Our Mission, Vision, and Values framework is the lens through which we are approaching environmental, social, and governance (ESG) issues at Cue. While we aim to finalize a formal ESG framework, we have reached a number of notable milestones in the last year.

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Proposal One
Election of Directors

Our board of directors is currently composed of eight members. In accordance with our restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. One Class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, two Class III directors will be elected for a three-year term to succeed the same Class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal.
Nominees
Our board of directors has nominated each of Carole Faig and Maria Martinez for election as a Class III director at the Annual Meeting. If elected, each of Carole Faig and Maria Martinez will serve as a Class III director until the 2027 annual meeting of stockholders or until her successor is elected and qualified, or her earlier death, resignation or removal. Both Carole Faig and Maria Martinez are currently directors of the Company. For information concerning each of the nominees, see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of each of Carole Faig and Maria Martinez. Each of Carole Faig and Maria Martinez has consented to being named as a nominee for director and agreed to continue to serve if elected; however, in the event that either Carole Faig or Maria Martinez is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of each Class III director requires a plurality vote of the votes cast by the stockholders entitled to vote thereon to be approved. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected. Withheld votes and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

CUE HEALTH 2024 PROXY STATEMENT	27

Proposal Two
Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed BDO USA, P.C. as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2024. BDO USA, P.C. has served as our independent registered public accounting firm since 2019.
At the Annual Meeting, stockholders are being asked to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Stockholder ratification of the appointment of BDO USA, P.C. is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of BDO USA, P.C. to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2024 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of BDO USA, P.C. is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO USA, P.C. for our fiscal years ended December 31, 2023 and 2022.

	2023 ($)	2022 ($)

Audit Fees[1]	1,007,048	830,717
Audit-Related Fees	—	—
Tax Fees[2]	17,509	23,952
All Other Fees	—	—
Total Fees	1,024,557	854,669
1.“Audit Fees” consisted of fees for professional services provided in connection with the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
2.“Tax Fees” consist of fees for services relating to tax planning and compliance services.
Auditor Independence
In the fiscal year ended December 31, 2023, there were no other professional services provided by BDO USA, P.C. that would have required our audit committee to consider their compatibility with maintaining the independence of BDO USA, P.C.

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Table of Contents	PROPOSAL TWO
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm and audit engagement fees and terms in order to ensure that the provision of such services does not impair such accounting firm’s independence.
All services provided by BDO USA, P.C. for the fiscal year ended December 31, 2023 were pre-approved by our audit committee. During the fiscal year ended December 31, 2023, none of the total hours expended on our financial audit by BDO USA, P.C. were provided by persons other than BDO USA, P.C.’s full-time permanent employees.
Vote Required
The ratification of the appointment of BDO USA, P.C. requires the affirmative vote of a majority of the voting power of the votes cast by the holders of the shares present in person or by proxy at the Annual Meeting and voting affirmatively or negatively on such matter. Broker non-votes and abstentions will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

CUE HEALTH 2024 PROXY STATEMENT	29

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, or the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Cue Health Inc., or the Company, specifically incorporates it by reference in such filing.
The audit committee serves as the representative of our board of directors with respect to its oversight of:
▪our accounting and financial reporting processes and the audit of our financial statements;
▪the internal controls and integrity of our financial statements;
▪our compliance with legal and regulatory requirements;
▪inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
▪the independent registered public accounting firm’s appointment, qualifications and independence, and approval of the registered public accounting firm’s services.
The audit committee also reviews the performance of our independent registered public accounting firm, BDO USA, P.C., in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is composed of four non-employee directors. Our board of directors has determined that each member of the audit committee is independent, and that Carole Faig qualifies as an “audit committee financial expert” under the SEC rules.
The audit committee provides our board of directors such information and materials as it may deem necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management, which management has represented to the audit committee that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The audit committee also received from, and discussed, such audited financial statements with management and BDO USA, P.C., our independent registered public accounting firm. The audit committee has received from, and discussed with BDO USA, P.C. the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, or the PCAOB.
The audit committee received and reviewed the written disclosures and the letter from BDO USA, P.C. required by the applicable requirements of the PCAOB regarding BDO USA, P.C.’s communications with the audit committee concerning independence of, and discussed with, BDO USA, P.C. its independence. In addition, the audit committee discussed with BDO USA, P.C. its independence from management and the Company, including matters in the letter from BDO USA, P.C. required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with BDO USA, P.C.’s independence.
Based on the review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements for the fiscal year ended December 31, 2023 be included in our annual report. The audit committee also has selected BDO USA, P.C. as the independent registered public accounting firm for fiscal year 2024. Our board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:

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Table of Contents	AUDIT COMMITTEE REPORT
Carole Faig (Chair)
Joshua Ghaim
Sachin Jain
Maria Martinez

CUE HEALTH 2024 PROXY STATEMENT	31

Proposal Three
Approval of Amendments to Current Certificate to Effect a Reverse Stock Split of the Common Stock

Background
On June 6, 2023, we received a notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5450(a)(1) requiring the minimum bid price of our Common Stock to be above $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”) (such notice, the “Notice”). The Notice had no immediate effect on the listing or trading of the Common Stock on The Nasdaq Global Market.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial compliance period of 180 calendar days, or until December 4, 2023, to regain compliance with the Minimum Bid Price Requirement. On December 6, 2023 we elected to transfer to The Nasdaq Capital Market allowing for an additional 180 day grace period to comply with the Minimum Bid Price Requirement. However, if we are unable to regain compliance with the Minimum Bid Price Requirement during the extended 180 days grace period, Nasdaq would notify us that our securities would be subject to delisting. We may appeal any such determination to delist our securities, but there can be no assurance that any such appeal would be successful.
We have continued to monitor the closing bid price of the Common Stock and to assess potential actions to regain compliance with Nasdaq’s Listing Rule 5450(a)(1). In connection with the Annual Meeting, our board of directors determined that it would be advisable and in our best interests and in the best interests of our stockholders to pursue a reverse stock split.
Summary of Proposed Amendment
On April 11, 2024, our board of directors approved and adopted resolutions (i) approving and declaring advisable a series of proposed amendments to our Current Certificate as set forth in the form certificate of amendment attached to this Proxy Statement as Appendix A (the “Split Amendment”) to effect a reverse stock split of the shares of Common Stock issued and outstanding or held in treasury (the “Reverse Stock Split”); and (ii) directing that the proposal to approve the Reverse Stock Split be submitted to our stockholders for their approval.
The Split Amendment would effect the combination of each fifteen (15), twenty (20), twenty-five (25), or thirty (30) shares of Common Stock into one share of Common Stock. If approved by our stockholders, the proposal would permit, but would not require, our board of directors to effect a reverse stock split of the Common Stock issued and outstanding or held in treasury by a ratio of either fifteen-for-one, twenty-for-one, twenty-five-for-one, or thirty-for-one, with the final ratio to be set in the discretion of our board of directors, without further stockholder approval, in the manner described herein (such final ratio, the “Reverse Stock Split Ratio”).
The Reverse Stock Split would also affect outstanding options, outstanding restricted stock units (RSUs) and shares reserved for issuance under our equity compensation plans, as described in “- Effect on Equity Compensation Plans, Outstanding Options and RSUs” below and our outstanding warrants as described in “- Effect on Warrants” below. This discussion of the Split Amendment is a summary only and is qualified in its entirety by reference to the text of the Split Amendment, a copy of which is attached as Appendix A.
If stockholders approve the proposal, our board of directors in its discretion could determine to cause the Split Amendment, including the Reverse Stock Split Ratio, to be filed with the Delaware Secretary of State and effect the Reverse Stock Split based on the Reverse Stock Split Ratio. Such Split Amendment would include only the Reverse Stock Split Ratio determined by our board of directors to be in the best interest of us and our stockholders. Our board of directors also may determine in its discretion not to effect the Reverse Stock Split and not to file the Split Amendment (even if the proposal is approved by our stockholders), in which case the Split Amendment will be abandoned. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
Reasons for the Reverse Stock Split
Meet Certain Continued Listing Requirements of Nasdaq

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As discussed above, the Common Stock currently trades on The Nasdaq Capital Market. We are not currently in compliance with Nasdaq requirements for its Common Stock that require our Common Stock to maintain a minimum closing bid price of $1.00 per share.
Our board of directors has considered the potential harm to us and our stockholders should Nasdaq delist the Common Stock. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the “pink sheets,” are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. Delisting could cause other adverse consequences, such as difficulties in raising capital and in providing stock-based incentives to attract and retain personnel. In addition, the Common Stock could be deemed to be a “penny stock,” which could result in reduced levels of trading in the Common Stock, and we would also become subject to additional state securities regulations in connection with any sales of our securities. Our board of directors believes that the Reverse Stock Split is a potentially effective means for us to increase the per share market price of our Common Stock and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from Nasdaq by producing the immediate effect of increasing the bid price of the Common Stock.
Potentially Improve the Marketability and Liquidity of our Common Stock
Our board of directors believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company
We believe that the Reverse Stock Split and an increase in the price of our Common Stock may make our Common Stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of the Common Stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of the Common Stock, but also the Company’s market liquidity.
Certain Risks Associated with a Reverse Stock Split
There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. However, our board of directors believes that the benefits to us and our stockholders outweigh the risks and recommends that you vote in favor of the proposal.
We cannot assure you that the proposed Reverse Stock Split, if effected, will increase its stock price. There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all of our Common Stock at the then market price) after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.

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EXECUTIVE OFFICERS	Table of Contents
The closing sale price of our Common Stock on Nasdaq was $0.1725 per share on the Record Date for the Annual Meeting. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our Common Stock. However, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of such reverse stock split. Accordingly, the total market capitalization of our Common Stock and us after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.
Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split, if effected, is intended, absent other factors, to increase the per share trading price of our Common Stock. However, even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future. Although no assurances are possible concerning the trading price of our Common Stock if the Reverse Stock Split is effected or concerning future fluctuations in the market price of the Common Stock after the Reverse Stock Split, based on such price, our intentions in determining the reverse stock split ratio to be reflected in the Reverse Stock Split is that such ratio will result in an increase in the per share market price of our Common Stock immediately after the Reverse Stock Split, although whether the price of our Common Stock is sufficient or is maintained for a sufficient period of time depends in part on the ratio of the Reverse Stock Split and future fluctuations in the price of our Common Stock.
The proposed Reverse Stock Split may reduce the liquidity of the Common Stock and result in higher transaction costs.
The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will likely increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions relating to more than 100 shares of Common Stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. While our board of directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.
Determination of Reverse Stock Split Ratio
In determining the Reverse Stock Split Ratio to be utilized (if any), we expect that our board of directors will consider various factors, including
▪the projected impact of the Reverse Stock Split Ratio on our ability to continue our Common Stock’s listing on Nasdaq;
▪prevailing stock market conditions, general economic conditions and other conditions prevailing in our industry;
▪our market capitalization (including the number of outstanding shares of the Common Stock);

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▪the Common Stock price prior to the Reverse Stock Split, and the expected trading price and volume of Common Stock following the Reverse Stock Split; and
▪the factors described above under the heading “Certain Risks Associated with a Reverse Stock Split.”
Our board of directors will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, the precise Reverse Stock Split Ratio. We believe that granting our board of directors the authority to set the Reverse Stock Split Ratio is essential because it allows our board of directors to take the above factors, among others, into consideration and to react to changing market conditions.
If our board of directors decides to implement the Reverse Stock Split, we will make a public announcement regarding the reverse stock split ratio selected by our board of directors.
Principal Effects of the Reverse Stock Split
If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued shares of our Common Stock. Any fractional shares of Common Stock that would otherwise be issuable as a result of the Reverse Stock Split will be paid out in cash as described below under “Mechanics of the Reverse Stock Split.” The Reverse Stock Split will affect all shares of Common Stock uniformly and (subject to the treatment of fractional shares) will not affect any stockholder’s percentage ownership interest in us or any of our stockholder’s proportionate voting power.
Tabular Illustration of Effect of the Reverse Stock Split.
The table below sets forth, as of the Record Date, and for illustrative purposes only, certain effects of potential Reverse Stock Split Ratios of fifteen-for-one, twenty-for-one, twenty-five-for-one, or thirty-for-one, including on our shares reserved for future issuance pursuant to outstanding warrants and stock options and pursuant to our equity incentive plans (without giving effect to the treatment of fractional shares).

	Pre-Reverse Stock Split	15 for 1	20 for 1	25 for 1	30 for 1
Shares issued and outstanding
Common Stock	159,091,814	10,606,120	10,606,120	6,363,672	5,303,060
Total shares issued and outstanding	159,091,814	10,606,120	10,606,120	6,363,672	5,303,060
Outstanding warrants	75,744.00	5,049	3,787	3,029	2,524
Outstanding options, restricted stock units, and other awards
Outstanding stock options	8,035,109	535,673	401,755	321,404	267,836
Outstanding restricted stock units	23,430,829	1,562,055	1,171,541	937,233	781,027
Total outstanding options, restricted stock units, and other awards	31,465,938	2,097,728	1,573,296	1,258,637	1,048,863
Shares available for future issuance under Plans**	11,222,373	748,158	561,118	448,894	374,079
Total shares of Common Stock issued or reserved for future issuance
Shares of Common Stock authorized, but not issued or reserved for future issuance	188,253,311	12,550,220	9,412,665	7,530,132	6,275,110
* Consists of 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan

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EXECUTIVE OFFICERS	Table of Contents
Effect on Equity Compensation Plans and Outstanding Equity Awards
As shown in the table above, if the Reverse Stock Split is approved and effected, the total number of shares of Common Stock reserved for issuance under our 2021 Stock Incentive Plan (the “Stock Incentive Plan”) and 2021 Employee Stock Purchase Plan (the “ESPP”, collectively with the Stock Incentive Plan, the “Plans”) would be reduced in proportion to the Reverse Stock Split Ratio selected by our board of directors. As of the Record Date, there were a total of (i) 23,430,829 shares of Common Stock subject to settlement of outstanding restricted stock units (“RSUs”) under the Plans, (ii) 8,035,109 shares of Common Stock subject to outstanding stock options under the Plans, (iii) 8,522,523 shares of Common Stock reserved for future issuance under the Stock Incentive Plan and (iv) 2,699,850 shares of Common Stock reserved for future issuance under the ESPP. Upon effectiveness of the Reverse Stock Split, if any, all shares of Common Stock subject to RSUs or options under the Plans, and any shares remaining available for future awards under the Plans and reserved for issuance under the ESPP, would be converted into one-fifteenth, one-twentieth, one-twenty-fifth, or one-thirtieth of the number of such shares immediately preceding the Reverse Stock Split (subject to adjustment for fractional interests), depending on the Reverse Stock Split Ratio selected by our board of directors.
Under the terms of our outstanding options and RSUs, the Reverse Stock Split would adjust and proportionately reduce the number of shares of Common Stock subject to such options and RSUs in the same ratio of the Reverse Stock Split Ratio and, correspondingly, would proportionately increase the exercise price of any such options. This will result in approximately the same aggregate exercise price being required to be paid for such options as immediately prior to the Reverse Stock Split. The number of shares of Common Stock issuable upon exercise or settlement of outstanding options and RSUs and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the Plans, which may include rounding the number of shares of Common Stock issuable to the nearest whole share.
Effect on Warrants and Rights to Acquire Preferred Stock
The outstanding warrants to purchase shares of our Common Stock (the “Warrants”) will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares of Common Stock purchasable upon exercise of the Warrants and their exercise prices.
The number of shares of Common Stock that may be acquired upon the conversion of the Preferred Stock that may be acquired upon exercise of outstanding rights to acquire shares of Preferred Stock will be proportionately adjusted to reflect the Reverse Stock Split.
Accounting Matters
The Reverse Stock Split will not affect the par value of a share of our Common Stock or Preferred Stock. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.
Mechanics of the Reverse Stock Split
Effect on Stockholders of Record
Stockholders may hold some or all of their Common Stock electronically in book-entry form with our transfer agent, Computershare Trust Company, N.A. These stockholders will not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares, if applicable. A transaction statement will automatically be sent to these stockholders’ address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

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Stockholders of record may also hold stock certificates representing some or all of their Common Stock. As of the effectiveness of the Reverse Stock Split, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-reverse stock split shares of Common Stock as a result and at the time of the Reverse Stock Split. If applicable to you, as soon as practicable after the effectiveness of the Reverse Stock Split, our transfer agent, Computershare Trust Company, N.A., will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by us.
Effect on Street Name Stockholders
Upon the Reverse Stock Split, we intend to treat Common Stock held by street name stockholders through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each holder of shares of the Common Stock would be equal to the resulting fractional interest in one share of Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Common Stock on the trading day immediately after the effectiveness of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material. Stockholders should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.
Procedure for Implementing the Reverse Stock Split
The Reverse Stock Split will be effective upon the effectiveness of the filing of the Split Amendment with the Delaware Secretary of State. If the Reverse Stock Split is approved and our board of directors determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Split Amendment will be determined by our board of directors. By approving the Reverse Stock Split proposal, the stockholders will approve each of the four (4) possible reverse stock split ratios proposed by our board of directors without further stockholder action. The Split Amendment filed with the Secretary of State of the State of Delaware will include only the Reverse Stock Split Ratio that is determined by the board of directors to be in our best interests and the best interests of our stockholders. The other three (3) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law.
If, at any time prior to the filing of the Split Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in our best interests and the best interests of our stockholders to delay the filing of the Split Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. We reserve the right to abandon the Split Amendment or the Reverse Stock Split in their entirety without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Split Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Annual Meeting By voting in favor of the Reverse Stock Split, you are expressly also authorizing our board of directors to delay, not to proceed with, and abandon, the Split Amendment and Reverse Stock Split in their entirety, in our board of directors’ sole discretion.

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EXECUTIVE OFFICERS	Table of Contents
If the Reverse Stock Split is effected, then after the effectiveness of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. We currently expect that our Common Stock will continue to be listed on Nasdaq under the symbol “HLTH” although it will be considered a new listing with a new CUSIP number, subject to any future change of listing of the Company’s securities.
The Reverse Stock Split is not intended to be, and the Company does not believe that it will have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.
Certain Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock but does not purport to be a complete analysis of all potential tax effects that may be relevant to stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986 (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”) in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our Common Stock. We have not sought, and will not seek, any ruling from the IRS or an opinion of tax counsel with respect to the matters discussed herein. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the IRS or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.
This summary is limited to U.S. stockholders who hold shares of our Common Stock prior to the Reverse Stock Split (“Old Shares”) and the shares of our Common Stock immediately after the Reverse Stock Split (“New Shares”) as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder. In addition, it does not address all consequences relevant to stockholders that are subject to particular rules, including:
▪persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;
▪persons whose functional currency is not the U.S. dollar;
▪persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
▪persons who are former U.S. citizens or long-term residents;
▪persons who are not U.S. Holders (as defined below);
▪banks, insurance companies, and other financial institutions;
▪mutual funds, real estate investment trusts or regulated investment companies;
▪brokers, dealers, or traders in securities;
▪partnerships, other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and investors therein);
▪tax-exempt organizations or governmental organizations;

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Table of Contents	EXECUTIVE OFFICERS
▪persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
▪persons who hold or receive our Common Stock pursuant to the exercise of any employee stock options or otherwise as compensation;
▪persons who are subject to special tax accounting rules under Section 451(b) of the Code;
▪persons who hold our Common Stock as “qualified small business stock” pursuant to Section 1202 of the Code; and
▪tax-qualified retirement plans.
This discussion is limited to stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Common Stock that, for U.S. federal income tax purposes, is or is treated as:
▪an individual who is a citizen or resident of the United States;
▪a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
▪an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
▪a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split, and it does not address any tax consequences to holders of our subsidiaries’ capital stock.
STOCKHOLDERS (INCLUDING HOLDERS OF OUR CAPITAL STOCK) SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holder
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. If so treated, in general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. Holder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. Accordingly, the aggregate tax basis of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and the holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Stockholders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.
Cash in Lieu of Fractional Shares

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A U.S. Holder who receives cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having sold such fractional share for cash. Such a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the Effective Time of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. Holders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split.
Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the Reverse Stock Split, unless a U.S. Holder is an exempt recipient. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of such cash if they do not provide their taxpayer identification numbers and complete an IRS Form W-9 in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required
The approval of the proposed amendments to the Current Certificate to effect a reverse stock split of the Common Stock requires an affirmative vote of a majority of the voting power of the votes cast by the holders of the shares present in person or by proxy at the Annual Meeting and voting affirmatively or negatively on such matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT.

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Executive Officers

The following table sets forth certain information about our executive officers and their respective ages as of April 10, 2024. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position

Clint Sever	39	Chief Executive Officer and Co-Founder
Chris Achar	39	Chief Business Officer and Director
Aasim Javed	40	Chief Financial Officer
Randall E. Pollard	52	Chief Accounting Officer
For the biography of Mr. Achar, see the section titled “Board of Directors and Corporate Governance—Continuing Directors.”
Clint Sever
Mr. Sever is the Chief Executive Officer and a co-founder of our company, and served as our Chief Product Officer from January 2010 until March of 2024. He holds a B.S. in retail and consumer science from the University of Arizona.
Aasim Javed
Mr. Javed has served as our Chief Financial Officer since March 2023. Mr. Javed previously served as our Vice President of Finance and Treasurer from April 2021 to March 2023. Prior to joining our company, Mr. Javed served in various roles at Becton, Dickinson and Company, a medical technology company, from November 2015 to April 2021, including as Senior Director of Financial Planning and Analysis and Senior Director of Corporate Treasury. Mr. Javed has also been Associate Director of North America Budget and Business Planning at the Kraft Heinz Company, and Manager of Treasury Operations at General Motors. Mr. Javed holds a Bachelor of Commerce degree in Finance and Accounting from McGill University and a Master of Business Administration degree from Harvard Business School.
Randall E. Pollard
Mr. Pollard has served as our Chief Accounting Officer and Controller since April 2022. Prior to joining our company, Mr. Pollard served as Senior Vice President of Finance and Chief Accounting Officer at Covis Pharmaceuticals, Inc. from November 2020 to April 2022. He previously served in various roles at Akorn, Inc. from June 2015 to November 2020, including as Senior Vice President of Finance and Chief Accounting Officer, Interim Chief Financial Officer and Corporate Controller. Mr. Pollard holds a Bachelor of Science degree in Accounting from Penn State University and a Master of Business Administration degree from Fairleigh Dickinson University.

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Executive Compensation

Process and Procedures for Compensation Decisions
Our named executive officers, which consist of the principal executive officer and the next two most highly compensated executive officers, for the year ended December 31, 2023 are Ayub Khattak, former Chief Executive Officer (until March 2023) and Co‑Founder, Clint Sever, current Chief Executive Officer (since March 2023) and Co-Founder, and Aasim Javed, Chief Financial Officer.

Our compensation policies and philosophies are designed to align compensation with business objectives, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. The compensation of our named executive officers has consisted of a base salary and cash bonus, retirement, health and welfare benefits, and equity awards.
Role of Compensation Consultant
Our compensation committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. Our compensation committee has retained Compensia, Inc. (“Compensia”) as its independent compensation consultant since 2022. Our independent compensation consultant has been engaged to review our executive compensation practices, as well as to advise our compensation committee on the principal aspects of executive compensation, including base salaries, bonuses and long-term equity incentives, as well as target total, all inclusive, compensation. Compensia also reported on its evaluation of the competitiveness of our executive officer compensation program as compared to peer companies. Our independent compensation consultant provided market information about the competitive framework for executive pay and performance‑based incentives. Consistent with our compensation policies and philosophies, our compensation committee generally targets the 50th percentile of the peer group determined by the independent compensation consultants.
In 2023, representatives of the compensation consultants communicated with the chair of our compensation committee outside of meetings with our compensation committee. Compensia reports to our compensation committee and did not perform services for the Company other than for our compensation committee. Based on the consideration of the various factors as set forth in the rules of Nasdaq, our compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of our compensation committee have raised any conflicts of interest.

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Table of Contents	EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents summary information regarding the total compensation for the years ended December 31, 2023 and 2022 for our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	All Other Compensation ($)	Total ($)

		$576,580
Ayub Khattak,	2023	576,580	—	—	1,277,447	17,242	1,871,269
former Chief Executive Officer[4]	2022	572,789	474,375	2,725,983	—	14,815	3,787,962

Clint Sever,	2023	551,511	—	309,787	470,638	20,178	1,352,114
Chief Executive Officer[5]	2022	547,885	340,313	2,230,345	—	18,192	3,136,735

Aasim Javed,	2023	407,423	—	728,000	—	33,781	1,169,204
Chief Financial Officer	2022	323,539	100,052	578,734	—	15,236	1,017,561
1.Except where noted otherwise, the amounts reported in the “Bonus” column reflect discretionary annual cash bonuses earned by each of our named executive officers for their performance, as determined by the board of directors in its sole discretion.
2.Represents the grant-date fair value of restricted stock unit awards calculated in accordance with ASC 718. Such grant-date fair values do not take into account any estimated forfeitures related to vesting conditions. The assumptions used to calculate these amounts are discussed in the notes to our audited consolidated financial statements Details and assumptions used in calculating these amounts may be found in Note 13 — Stock-Based Compensation to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024.
3.Represents the grant-date fair value of stock options granted to our named executive officers, calculated in accordance with ASC 718. The assumptions used to calculate these amounts are discussed in the notes to our audited consolidated financial statements Details and assumptions used in calculating these amounts may be found in Note 13 — Stock-Based Compensation to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 13, 2024.
4.Mr. Khattak resigned as our Chief Executive Officer, effective on March 19, 2024.
5.Mr. Sever served as our Chief Product Officer until he was appointed to serve as our Chief Executive Officer, effective March 19, 2024.

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EXECUTIVE COMPENSATION	Table of Contents
Outstanding Equity Awards at 2023 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[1]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]

Ayub Khattak	07/30/2014	295,900	[3]	0.40	7/29/2024	—		—	—	—
	09/24/2021	—		—	—	427,049	[4]	68,328	—	—
	09/24/2021	—		—	—	—		—	1,774,614	283,938
	03/30/2022	—		—	—	235,905	[5]	37,745	—	—
	03/02/2023	151,595	[6]	2.08	3/1/2033	—		—	—	—
Clint Sever	07/30/2014	295,900	[3]	0.40	7/29/2024	—		—	—	—
	08/08/2018	833,333	[7]	0.48	8/7/2028	—		—	—	—
	08/08/2018	1,130,797	[8]	0.48	8/7/2028	—		—	—	—
	09/24/2021	—		—	—	349,404	[4]	55,905	—	—
	09/24/2021	—		—	—	—		—	1,560,686	249,710
	03/30/2022	—		—	—	193,014	[5]	30,882	—	—
	03/02/2023	—		—	—	121,012	[6]	19,362	—	—
	03/02/2023	55,851	[6]	2.08	3/1/2033	—		—	—	—
Aasim Javed	09/24/2021	—		—	—	37,500		6,000	—	—
	03/17/2022	—		—	—	36,252	[5]	5,800	—	—
	3/02/2023	—		—	—	284,375	[6]	45,500	—	—
1.The shares underlying these Performance-Vesting RSU awards were granted under the 2021 Stock Incentive Plan and vest upon our board’s certification of the achievement of certain performance metrics. The Performance-Vesting RSU awards vest upon satisfying certain performance conditions as follows: 70% vest on the achievement of certain stock price performance goals, 20% vest on the achievement of target revenue performance goals, and the remainder vest upon achievement of a product milestone goal. See “2021 Co-Founder Equity Awards” below for more information.
2.This amount reflects the fair market value of our Common Stock of $0.16 per share as of December 31, 2023 multiplied by the amount shown in the column “Number of Unearned Shares or Units of Stock That Have Not Vested.”
3.Represents option grants awarded from the 2014 Equity Incentive Plan (the “2014 Plan”), which became fully vested on the grant date.
4.Represents Time-Vesting RSUs awarded from the 2021 Stock Incentive Plan, which 12.5% of the shares of our Common Stock subject to the award vested on the six-month anniversary of September 24, 2021 and as to an additional 6.25% of the shares of our Common Stock subject to the award at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the named executive officers continuous employment with us.
5.Represents Time-Vesting RSUs awarded from the 2021 Stock Incentive Plan, which 6.25% vested on June 6, 2022 and as to an additional 6.25% of the shares of our Common Stock subject to the award at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the named executive officers continuous employment with us.
6.Represents Time-Vesting RSUs awarded from the 2021 Stock Incentive Plan, which 6.25% vested on June 5, 2023 and as to an additional 6.25% of the shares of our Common Stock subject to the award at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the named executive officers continuous employment with us.
7.Represents option grants awarded from the 2014 Plan, which vested monthly over four years commencing on January 31, 2018. On December 29, 2020, our board of directors approved accelerated vesting of 50% of the unvested options as of January 1, 2021, effective as of December 29, 2020. Such awards became fully vested on June 30, 2021.
8.Represents option grants awarded from the 2014 Plan, which vest monthly over four years commencing on December 31, 2017. On December 29, 2020, our board of directors approved accelerated vesting of 50% of the unvested options as of January 1, 2021, effective as of December 29, 2020. Such awards became fully vested on May 31, 2021

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2021 Co-Founder Equity Awards
Pursuant to the terms of the Khattak employment agreement and the Sever employment agreement (described below under the heading “—Employment Agreements”) in 2021 our board of directors approved the grant of restricted stock unit awards, which we refer to as the Founder RSUs, covering an aggregate of 6,707,320 shares of our Common Stock to Messrs. Khattak and Sever, whom we refer to as the Co-Founders, of which 3,629,225 Founder RSUs were granted to Mr. Khattak and 3,078,095 Founder RSUs were granted to Mr. Sever.
Our compensation committee and board of directors worked closely with Compensia, the company’s independent compensation consultant at the time, in an effort to design an equity compensation structure for Messrs. Khattak and Sever that would align with our commitment to the long-term interests of our stockholders and require high levels of performance across multiple performance metrics to achieve meaningful value while not encouraging short-term gains through risk-taking, incentivize long‑term performance beyond typical market-pay constructs, and be equitable and justifiable to the Co‑Founders and our stockholders. As a result, approximately 75% of the Founder RSUs (2,653,114 in the case of Mr. Khattak and 2,279,459 in the case of Mr. Sever) were granted with vesting based on the satisfaction of both a continued employment condition and the achievement of certain performance goals, which we refer to as the Performance-Vesting RSUs, and approximately 25% (976,111 in the case of Mr. Khattak and 798,636 in the case of Mr. Sever) were granted with vesting solely based on the satisfaction of a continued employment condition, which we refer to as the Time-Vesting RSUs.
Each Founder RSU that vests in accordance with its terms will be settled with one share of our Common Stock within 30 days of the applicable vesting date. However, to further encourage the Co‑Founders to focus on the long-term success of our business, the Co-Founders must hold any shares that are earned by them pursuant to the Performance-Vesting RSUs (excluding the sale of any shares necessary to satisfy any income or employment tax obligations resulting from the vesting of Performance-Vesting RSUs) for at least one year following the date on which such Performance-Vesting RSU vests. This post-vesting holding period would end before the first anniversary of vesting only in the event of an earlier change in control of our company or a termination of the Founder’s employment due to death or disability.
The Time-Vesting RSUs vested or are scheduled to vest as to 12.5% of the shares of our Common Stock subject to the award on the six-month anniversary of the grant date and as to an additional 6.25% of the shares of our Common Stock subject to the award at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date, subject, in each case, to the Founder’s continuous employment with us. In the event of the termination of the Founder’s employment by us without cause or by him with good reason, each as defined in the Founder’s employment agreement, the vesting of the Time-Vesting RSUs will accelerate such that the number of Time-Vesting RSUs that, but for such termination, would have otherwise vested in the one-year period following the date of such termination will immediately vest as of the date of such termination. Furthermore, in the event of the termination of the Founder’s employment by us without cause or by him with good reason, in either case in the period (i) beginning three months before a change in control (as defined in the Founder’s employment agreement), or, in the event we have executed a definitive agreement to effect a change in control as of the date the Founder’s employment is terminated by us without cause or by the Founder with good reason, beginning six months before the change in control contemplated by such definitive agreement is consummated, and (ii) ending 24 months following the change in control (which we refer to as the Khattak equity CIC severance period or the Sever equity CIC severance period, as applicable), the vesting of any unvested Time-Vesting RSUs will accelerate in full; provided, however, that if any then-unvested Time-Vesting RSUs are not assumed or substituted for by the resulting or acquiring company (or affiliate of the resulting or acquiring company) in connection with such change in control, the vesting of the Founder’s unvested Time-Vesting RSUs will be accelerated in full as of immediately prior to the consummation of the change in control.
The Performance-Vesting RSUs were granted as eligible to vest upon the achievement of certain stock price performance goals (approximately 70% of the Performance-Vesting RSUs granted to each of the Co‑Founders), target revenue performance goals (approximately 20% of the Performance-Vesting RSUs granted to each of the Co-Founders), and a product milestone goal (approximately 10% of the Performance‑Vesting RSUs granted to each of the Co-Founders). 1,774,614 of the Performance‑Vesting RSUs granted to Mr. Khattak and 1,560,686 of the Performance‑Vesting RSUs granted to Mr. Sever, or the Stock Price Target RSUs, are eligible to vest based on our stock price performance over a performance period beginning on the date that is 60 days prior to the date that is nine months after the grant date and ending on the seven-year anniversary of the grant date, which period we refer to

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as the Stock Price Performance Period. The Stock Price Target RSUs are divided into seven tranches that are eligible to vest based on the achievement of stock price goals, measured based on an average closing price of our Common Stock over all trading days within a 60 consecutive calendar day period during the Stock Price Performance Period as set forth below.

	Number of Stock Price Target RSUs Eligible to Vest

Price Goal	Khattak	Sever

$30.07	17,615	123,140
$37.13	292,833	239,591
$45.86	292,833	239,591
$56.63	292,833	239,591
$69.94	292,833	239,591
$86.38	292,833	239,591
$106.68	292,834	239,591
There is no linear interpolation between price goals and numbers of Stock Price Target RSUs eligible to vest. The price goals will be adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our Common Stock other than an ordinary cash dividend.
The remainder of the Performance-Vesting RSUs were granted as eligible to vest as follows:
▪292,833 of the Performance-Vesting RSUs granted to Mr. Khattak and 239,591 of the Performance-Vesting RSUs granted to Mr. Sever, or the FY21 Revenue Target RSUs, were eligible to vest based on the achievement of a specified level of our total revenue (as reported under U.S generally accepted accounting principles in our financial statements), which we refer to as total revenue, for fiscal year 2021, or, if such total revenue for fiscal year 2021 was not achieved, based on the achievement of a specified level of our aggregate total revenue for fiscal years 2021 and 2022. The specified level for the FY 21 Revenue Target RSUs was satisfied and the FY21 Revenue Target RSUs vested. 292,833 of the Performance-Vesting RSUs granted to Mr. Khattak and 239,591 of the Performance-Vesting RSUs granted to Mr. Sever, or the FY22 Revenue Target RSUs, were eligible to vest based on the achievement of a specified level of our total revenue for fiscal year 2022 or, if such total revenue for fiscal year 2022 is not achieved, based on the achievement of a specified level of our aggregate total revenue for fiscal years 2022 and 2023. The specified level of our total revenue for fiscal years 2022 and 2023 were not achieved, and the FY22 Revenue Target RSUs were forfeited.
▪292,834 of the Performance-Vesting RSUs granted to Mr. Khattak and 239,591 of the Performance-Vesting RSUs granted to Mr. Sever, or the Milestone Target RSUs, are eligible to vest based upon the achievement of a specified product milestone by December 31, 2022. However, if such milestone is not achieved on or before December 31, 2022 but is achieved during the six-month period beginning on January 1, 2023 and ending on June 30, 2023, 50% of the Milestone Target RSUs will be eligible to vest. The specified product milestone was not achieved by June 30, 2023 and the Milestone Target RSUs were forfeited.
For any tranche of the Performance-Vesting RSUs to vest, except as described below, the Founder generally must remain employed by us as of the date that our compensation committee certifies achievement of the performance goal applicable to that tranche. If the Founder’s employment with us terminates, other than a termination by us without cause or by the Founder for good reason, then except as set forth below, any Performance-Vesting RSUs for which the applicable performance objective has not been achieved will be forfeited immediately and automatically to us. If the Founder’s employment is terminated by us without cause or by the Founder for good reason other than in connection with a change in control, then:

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▪50% of the Stock Price Target RSUs with respect to any price goal that has not been achieved as of the termination date will be retained by the Founder and may be earned after the termination date as follows: (1) if a price goal is achieved within six months of the termination date, 100% of the retained Stock Price Target RSUs associated with the price goal will be earned, (2) if a price goal is achieved after the date that is six months after the termination date but on or prior to the date that is 18 months after the termination date, 50% of the retained Stock Price Target RSUs associated with the price goal will be earned, and (3) if a price goal is achieved after the date that is 18 months after the termination date but on or prior to the date that is 36 months after the termination date, 25% of the retained Stock Price Target RSUs associated with the price goal will be earned.
Any Performance-Vesting RSUs that are not retained by the Founder will be forfeited immediately and automatically to us. If the Founder’s employment is terminated with cause, (i) all of the Performance-Vesting RSUs will be forfeited immediately and automatically to us, (ii) to the extent any Performance-Vesting RSUs were settled by us prior to the date of termination, any shares that were delivered to the Founder upon such settlement will be automatically forfeited for no consideration, and (iii) to the extent any shares received upon settlement have been sold, the proceeds of such dispositions shall be paid over to us immediately following such termination.
In the event of a change in control of the Company:
▪Our compensation committee will determine whether any price goals that have not previously been achieved are achieved as a result of the change in control, which determination will be based solely on the price to be paid to our stockholders in connection with the transaction, and the Stock Price Target RSUs with respect to any price goal that is achieved as a result of the change in control will vest immediately prior to the closing of the change in control.
▪50% of any Stock Price Target RSUs have not been earned by the Founder prior to the change in control, taking into account any Stock Price Target RSUs that are earned based on the price paid to our stockholders in the change in control as described above, will be retained by the Founder and converted into time-vested RSUs that vest in equal quarterly installments over the two-year period following the closing of the change in control, subject to the Founder’s continued employment on each vesting date. If the Founder’s employment is terminated by us without cause or by the Founder for good reason during the period beginning three months before the change in control (or, in the event we have executed a definitive agreement to effect the change in control as of the termination date, the period beginning six months before such change in control) and ending 24 months following the change in control, the retained Stock Price Target RSUs will vest in full as of the date of termination. If the retained Stock Price Target RSUs are not assumed (or substituted for substantially equivalent awards) by the resulting or acquiring company, the retained Stock Price Target RSUs will vest in full immediately prior to the change in control.
Employment Agreements
The following are summaries of employment agreements we have entered into with our executive officers.
Employment Agreement with Ayub Khattak
In connection with Mr. Khattak’s continued service following our IPO, we entered into an employment agreement with him dated as of July 8, 2021, which we refer to as the Khattak agreement. Under the Khattak agreement, Mr. Khattak was an at-will employee, and his employment could be terminated by him or us at any time and for any reason upon written notice.
The Khattak agreement provided that Mr. Khattak was entitled to an annualized base salary of $575,000, and that he was eligible, at our sole discretion, to earn an annual performance bonus of up to 100% of his base salary, or the Khattak post-IPO target bonus; provided that for the 2021 performance year, the amount of any bonus payable to Mr. Khattak was based on, for the period beginning on January 1, 2021 and ending on September 27, 2021, Mr. Khattak’s target bonus and base salary, in each case, as in effect prior to September 28 2021, and for the period beginning on September 28, 2021 and ending on December 31, 2021, the Khattak post-IPO target bonus. The

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EXECUTIVE COMPENSATION	Table of Contents
amount of any annual bonus was determined by our board, or a committee of the board, based on Mr. Khattak’s performance and the achievement of individual and corporate goals established by our board of directors following consultation with Mr. Khattak. Except in the event of certain involuntary terminations of Mr. Khattak’s employment as described below, Mr. Khattak must have been employed on the date that any bonus was approved by the board of directors or the committee in order to earn such bonus. Mr. Khattak was entitled under the Khattak agreement to reimbursement for business expenses pursuant to company policy and the use, which our board of directors could provide in its reasonable discretion, of personal security in connection with required business travel. The Khattak agreement also provided for the award of the Founder RSUs. In addition, the Khattak agreement provided that we would reimburse Mr. Khattak up to $15,000 for the legal fees incurred by him in connection with the review and negotiation of the Khattak agreement and the Founder RSUs granted to him.
Under the Khattak agreement, in the event of the termination of Mr. Khattak’s employment by us without cause or by him with good reason within the period beginning three months prior to and ending 12 months following a change in control, which period we refer to as the Khattak cash CIC severance period and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Khattak was entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) receive an amount equal to 100% of his target bonus for the year in which termination occurs (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), or if higher, his target bonus immediately prior to the change in control, (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law, and (iv) if such termination occurred following the end of the applicable performance year but before any annual bonus payable to Mr. Khattak in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board of directors for such prior performance year. Furthermore, in the event Mr. Khattak’s employment was terminated by us without cause or by him with good reason within the Khattak equity CIC severance period, the Khattak agreement provided that Mr. Khattak was be entitled to accelerated vesting of all of his then-unvested equity awards which vest solely based on the passage of time (other than the Founder RSUs, described above under the heading “—2021 Co-Founder Equity Awards”, which were governed by the terms of the Founder RSU agreements). However, if, in the event of a change in control of our company, Mr. Khattak’s then-unvested equity awards (other than the Founder RSUs) that vest based solely on the passage of time were not assumed or substituted for by the resulting or acquiring company (or an affiliate of the resulting or acquiring company), the vesting of such equity awards would be accelerated in full and become immediately exercisable or non-forfeitable as of immediately prior to the consummation of the change in control.
In addition, under the Khattak agreement, in the event that Mr. Khattak’s employment was terminated by us without cause or by him with good reason other than within the Khattak cash CIC severance period, and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Khattak was entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) if such termination occurred following the end of the applicable performance year but before any annual bonus payable to Mr. Khattak in respect of such performance year as approved by our board of directors of directors, receive an amount equal to any annual performance bonus determined to be payable by our board of directors for such prior performance year, and (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law.

Mr. Khattak resigned his employment with us effective as of March 19, 2024. On March 26, 2024, we entered into a separation agreement and release with Mr. Khattak (the “Khattak Separation Agreement”) in connection with his departure. The circumstances of Mr. Khattak’s termination of employment qualify him for severance benefits under the Khattak agreement. Our provision of the severance benefits under the Khattak agreement are subject to Mr. Khattak’s execution and nonrevocation of a release of claims in favor of us and Mr. Khattak’s compliance with certain restrictive covenant provisions, each as provided by the Khattak Separation Agreement.

48	2024 PROXY STATEMENT CUE HEALTH

Table of Contents	EXECUTIVE COMPENSATION
Employment Agreement with Clint Sever
In connection with Mr. Sever’s continued service following our IPO, we entered into an employment agreement with him dated as of July 8, 2021, which we refer to as the Sever agreement. Under the Sever agreement, Mr. Sever is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason upon written notice.
The Sever agreement provides that Mr. Sever is entitled to an annualized base salary of $500,000, and that he is eligible, at our sole discretion, to earn an annual performance bonus of up to 75% of his base salary, or the Sever post- IPO target bonus; provided that for the 2021 performance year, the amount of any bonus payable to Mr. Sever was based on, for the period beginning on January 1, 2021 and ending on September 27, 2021, Mr. Sever’s target bonus and base salary, in each case, as in effect prior September 28, 2021, and for the period beginning on September 28, 2021 and ending on December 31, 2021, the Sever post- IPO target bonus. The amount of any annual bonus will be determined by our board, or a committee of the board, based on Mr. Sever’s performance and the achievement of individual and corporate goals established by our board of directors following consultation with Mr. Sever. Except in the event of certain involuntary terminations of Mr. Sever’s employment as described below, Mr. Sever must be employed on the date that any bonus is approved by the board of directors or the committee in order to earn such bonus. Mr. Sever is entitled under the Sever agreement to reimbursement for business expenses pursuant to company policy and the use, which our board of directors may provide in its reasonable discretion, of personal security in connection with required business travel. The Sever agreement also provides for the award of the Founder RSUs. In addition, the Sever agreement provided that we would reimburse Mr. Sever up to $15,000 for the legal fees incurred by him in connection with the review and negotiation of the Sever agreement and the Founder RSUs granted to him.
Under the Sever agreement, in the event of the termination of Mr. Sever’s employment by us without cause or by him with good reason within the period beginning three months prior to and ending 12 months following a change in control, which period we refer to as the Sever cash CIC severance period and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Sever is entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) receive an amount equal to 100% of his target bonus for the year in which termination occurs (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), or if higher, his target bonus immediately prior to the change in control, (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law, and (iv) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Sever in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board of directors for such prior performance year. Furthermore, in the event Mr. Sever’s employment is terminated by us without cause or by him with good reason within the Sever equity CIC severance period, the Sever agreement provides that Mr. Sever will be entitled to accelerated vesting of all of his then-unvested equity awards which vest solely based on the passage of time (other than the Founder RSUs, described above under the heading “—2021 Co‑Founder Equity Awards”, which shall be governed by the terms of the Founder RSU agreements). However, if, in the event of a change in control of our company, Mr. Sever’s then‑unvested equity awards (other than the Founder RSUs) that vest based solely on the passage of time are not assumed or substituted for by the resulting or acquiring company (or an affiliate of the resulting or acquiring company), the vesting of such equity awards will be accelerated in full and become immediately exercisable or non-forfeitable as of immediately prior to the consummation of the change in control.
In addition, under the Sever agreement, in the event that Mr. Sever’s employment is terminated by us without cause or by him with good reason other than within the Sever cash CIC severance period, and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Sever is entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 12-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Sever in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board of directors for such prior performance year, and (iii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 12 months

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EXECUTIVE COMPENSATION	Table of Contents
following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law.
Employment Agreement with Aasim Javed

We entered into an employment agreement with Mr. Javed dated as of February 28, 2023, which we refer to as the Javed agreement. Under the Javed agreement, Mr. Javed is an at-will employee, and his employment with us can be terminated by him or us at any time and for any reason upon written notice.
The Javed agreement provides that Mr. Javed is entitled to an annualized base salary of $430,000, and that he is eligible, at our sole discretion, to earn an annual performance bonus of up to 50% of his base salary, prorated in his initial year of hire. The amount of any annual bonus will be determined by our board, or a committee of the board, based on Mr. Javed’s performance and the achievement of individual and corporate goals established by our board.
Except in the event of certain involuntary terminations of Mr. Javed’s employment as described below, Mr. Javed must be employed on the date that any bonus is approved by the board or the committee in order to earn such bonus. Mr. Javed is entitled under the Javed agreement to reimbursement for business expenses pursuant to company policy.
The Javed agreement also provides for the grant to Mr. Javed of time-based RSUs.
Under the Javed agreement, in the event of the termination of Mr. Javed’s employment by us without cause or by him with good reason and subject to his execution and nonrevocation of a separation agreement and a release of claims in our favor, Mr. Javed is entitled to (i) continue to receive his annual base salary, payable in equal installments, during the 9-month period following his termination date (calculated at a level without taking into account any reduction thereto that triggered good reason, if applicable), (ii) our payment of COBRA premiums for health benefit coverage on his behalf, for a period of up to 9 months following his termination date, at the same rate as we pay for active employees, subject to applicable COBRA terms and in compliance with applicable non-discrimination or other requirements under the law, (iii) if such termination occurs following the end of the applicable performance year but before any annual bonus payable to Mr. Javed in respect of such performance year is approved by our board, receive an amount equal to any annual performance bonus determined to be payable by our board of directors for such prior performance year. Furthermore, in the event Mr. Javed’s employment is terminated by us without cause or by him with good reason within the period beginning 60 days prior to and ending 1-year following a change in control, 100% of his then-outstanding time-based Company equity awards will accelerate vesting in full.

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Table of Contents	EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (#)[1]

Equity Compensation plans approved by security holders
2014 Plan	5,670,238	4.48	—
2021 Plan	19,824,881	2.16	7,316,596
2021 ESPP	—	—	4,356,328
Equity compensation plans not approved by security holders	—	—	—
Total	25,495,119	3.67	11,672,924
1.Our 2021 Plan and 2021 ESPP each provide that the number of shares reserved for issuance under that plan automatically increase on the first day of each fiscal year each year in accordance with the formula set forth in that plan. The number of shares reported in this column does not include the 7,765,238 and 1,553,048 shares that became available for issuance as of January 1, 2024 pursuant to our 2021 Plan and 2021 ESPP, respectively.
2.RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

CUE HEALTH 2024 PROXY STATEMENT	51

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2024 for (i) each of our named executive officers, (ii) each of our directors and nominees for director, (iii) all of our executive officers and directors as a group, and (iv) each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 159,091,814 shares of our Common Stock outstanding as of March 31, 2024. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of March 31, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cue Health Inc.,4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121.

	Common Stock

Name of Beneficial Owner	Number	Percentage

Named Executive Officers and Directors:
Ayub Khattak[1]	11,651,635	7.3%
Clint Sever[2]	5,613,034	3.5%
Christopher Achar[3]	2,040,864	1.3%
Aasim Javed	172,030	*
Joanne Bradford	60,543	*
Carole Faig	60,543	*
Joshua Ghaim	71,109	*
Sachin Jain	30,722	*
Maria Martinez	60,543	*
Rishi Reddy	9,273	*
All executive officers and directors as a group (11 persons)[4]	19,849,775	12.5%

5% Stockholders
Entities affiliated with Decheng Capital[5]	8,980,909	5.6%
Entities affiliated with Oakmont Corporation[6]	9,595,348	6.0%
Acme Capital[7]	15,240,546	9.6%
Tarsadia Group[8]	21,915,657	13.8%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our Common Stock.
1.Consists of 11,204,140 shares of our Common Stock and options to purchase 447,495 shares of our common stock that are exercisable within 60 days of March 31, 2024.
2.Consists of (i) 3,297,153 shares of our Common Stock, of which Mr. Sever holds 3,110,136 shares of Common Stock directly, and of which 187,017 shares are held jointly by Mr. Sever and his spouse, and (ii) options to purchase 2,315,881 shares of our Common Stock that are exercisable within 60 days of March 31, 2024.
3.Consists of (i) 488,950 shares of Common Stock held by Mr. Achar and (ii) 1,520,000 shares of our Common Stock held by Hlth Wrk LLC. Mr. Achar is the sole manager of Hlth Wrk LLC and may be deemed to have voting and investment power with respect to the shares held by Hlth Wrk LLC and as a result may be deemed to have beneficial ownership of such shares.

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Table of Contents	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
4.Consists of (i) 39,965,360 shares of Common Stock beneficially owned by our executive officers and (ii) 2,555,930 shares of Common Stock subject to options exercisable within 60 days of March 31, 2024.
5.Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of Decheng Capital Management III (Cayman), LLC (“Decheng Capital Management”). Consists of (i) 8,192,468 shares of Common Stock held by Decheng Capital China Life Sciences USD Fund III, L.P. (“Decheng Fund III”) and (ii) 788,441 shares of Common Stock held by Decheng Capital Global Healthcare Fund (Master), LP (“Decheng Global”). Decheng Capital Management is the general partner of Decheng Fund III, and Decheng Capital Global Healthcare GP, LLC (“Decheng Global GP”) is the general partner of Decheng Global. Dr. Cui is the sole manager of Decheng Capital Management and Decheng Global GP. Dr. Cui may be deemed to have voting and investment power with respect to the shares held by Decheng Fund III and Decheng Global and as a result may be deemed to have beneficial ownership of such shares. Dr. Cui resigned from our board of directors in July 2022. The address for Decheng is 3000 Sand Hill Road, Building 2, Suite 110, Menlo Park, California 94025.
6.Based on a Schedule 13D/A filed with the SEC on October 16, 2023 on behalf of Oakmont Corporation. Represents (i) 5,631,534 shares held of record by Cove Investors II, LLC (“Cove II”), over which (a) Kelly Day has sole voting power and (b) Kelly Day and Oakmont Corporation share investment power, (ii) 1,170,762 shares held of record by Cove Investors III, LLC (“Cove III”), over which Oakmont Corporation and Peter Carlton hold sole voting and investment power and (iii) 2,793,052 shares held of record by Kelly Day, over which Oakmont Corporation, Kelly Day and Peter Carlton share investment and voting power. Oakmont Corporation is the investment advisor to Kelly Day. Peter Carlton is the President of Oakmont Corporation. Each of Oakmont Corporation, Peter Carlton and Kelly Day may be deemed to have or share beneficial ownership of the shares held by directly by Cove II, Cove III and Kelly Day. Each of Oakmont Corporation, Peter Carlton and Kelly Day disclaims any such beneficial ownership of shares not directly held or owned. The address for Oakmont Corporation is 865 S. Figueroa Street, Suite 700, Los Angeles, California 90017.
7.Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of Sherpa Ventures Fund LP ("ACME I"). Consists of (i) 9,748,805 shares of Common Stock held by ACME I and (ii) 5,491,741 shares of Common Stock held by SherpaVentures Fund II, LP (“ACME II”). Sherpa Ventures Fund GP, LLC (“ACME GP I”) is the manager of ACME I. SherpaVentures Fund II GP, LLC (“ACME GP II”) is the manager of ACME II. Mr. Stanford is a managing member of each of ACME GP I and ACME GP II and may be deemed to have voting and investment power with respect to the shares held by ACME I and ACME II and as a result may be deemed to have beneficial ownership of such shares. Funds managed by ACME, LLC and affiliates of ACME I and ACME II, are collectively defined as “ACME Capital”. Mr. Stanford is a member of, and has a financial interest in, ACME Capital. Mr. Stanford resigned from our board of directors in July 2022. The address for ACME I and ACME II is 505 Howard Street, Suite 201, San Francisco, California 94105.
8.Based on a Schedule 13D/A filed with the SEC on February 21, 2024 on behalf of Tarsadia Investments, LLC, Tarsadia Capital, LLC and T-Twelve Holdings, LLC. Represents (i) 10,684,791 shares held of record by TCCS I, LP, (ii) 2,230,779 shares held of record by NVGA I, LLC, (iii) 3,612,913 shares held of record by CP (HLTH), LLC, (iv) 1,068,174 shares held of record by TUP Investments, L.P. and (v) 3,319,000 shares held of record by T-Twelve Holdings, LLC. TC GP, LLC is the general partner of TCCS I, LP and Tarsadia Capital, LLC is the investment manager of TCCS I, LP. Tarsadia Investments, LLC is the investment manager of NVGA I, LLC. Tarsadia Investments, LLC is the investment manager of CP (HLTH), LLC. Tushar Patel is the ultimate control person of each of TCCS I, LP, TC GP, LLC, Tarsadia Capital, LLC, NVGA I, LLC, CP (HLTH), LLC, Tarsadia Investments, LLC and TUP Investments, L.P. TFC Manager, LLC is the manager of T-Twelve Holdings. Gautam Patel is the ultimate control person of each of TFC Manager, LLC and T-Twelve Holdings. The address for Tarsadia Investments, LLC is 520 Newport Center Drive, 21st Floor, Newport Beach, CA 92660, the address for Tarsadia Capital, LLC is 712 Fifth Avenue, Suite 32D New York, NW 10019 and the address for T-Twelve Holdings, LLC is 100 West Liberty St., Suite 750, Reno NV 89501.

CUE HEALTH 2024 PROXY STATEMENT	53

Certain Relationships
and Related Party Transactions

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
Registration Rights
We are a party to an investor rights agreement with the holders of our redeemable convertible preferred stock, including our 5% stockholders and their affiliates and entities affiliated with some of our directors. This investor rights agreement provides these holders the right, subject to certain conditions, beginning six months following the completion of our initial public offering, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing. In addition, these holders also have piggyback registration rights in respect of public offerings we may make for our own account or for other stockholders of our company. Holders of Convertible Notes are also entitled to registration rights in respect of the Common Stock issuable upon conversion of the Convertible Notes.
Indemnification Agreements
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:
▪the related person’s interest in the related person transaction;
▪the approximate dollar value of the amount involved in the related person transaction;

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Table of Contents	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
▪the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
▪whether the transaction was undertaken in the ordinary course of our business;
▪whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
▪the purpose, and the potential benefits to us, of the transaction; and
▪any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
▪interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of such entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction; and
▪a transaction that is specifically contemplated by provisions of our amended and restated certificate of incorporation or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
We did not have a written policy regarding the review and approval of related person transactions prior our initial public offering. Nevertheless, with respect to such transactions, it was the practice of our board of directors to consider the nature of and business reasons for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests.

CUE HEALTH 2024 PROXY STATEMENT	55

Other Matters

Delinquent Section 16(a) Reports Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2023, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.
Fiscal Year 2023 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2023 are included in our Annual Report on Form 10-K filed with the SEC on March 13, 2023. This Proxy Statement and our Annual Report are posted on our investor relations webpage at investors.cuehealth.com in the “Financials & Filings” section under “SEC Filings” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Cue Health Inc., Attention: Investor Relations, 4980 Carroll Canyon Rd., Suite 100, San Diego, CA 92121.
Company Website
We maintain a website at www.cuehealth.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

56	2024 PROXY STATEMENT CUE HEALTH

CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
CUE HEALTH INC.

Cue Health Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A. The name of the Corporation is Cue Health Inc.
B. The Corporation was originally incorporated under the name of Cue Health Inc., and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 14, 2017.
C. This Certificate of Amendment to the Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
D. The first paragraph of Article FOURTH of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
“Effective immediately upon the filing and effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation adding this paragraph (the “Reverse Stock Split Effective Time”), each [fifteen (15)] [twenty (20)] [twenty-five (25)] [thirty (30)]1 shares of Common Stock (as defined below) that are issued and outstanding or held in treasury immediately prior to the Reverse Stock Split Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock, in each case in accordance with the terms thereof. No fractional shares shall be issued upon the Reverse Stock Split and, in lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, any such fractional share of Common Stock shall be paid out in cash, with reference to the closing stock price on Nasdaq (or, if the Common Stock is no longer trading on Nasdaq, on the principal trading market therefor) of the Common Stock on the trading day immediately preceding the Reverse Stock Split Effective Time (as adjusted to give effect to the Reverse Stock Split), without interest. Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (the “Old Certificates”) shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
(signature page follows)

1 These amendments approve the combination of fifteen (15), twenty (20), twenty-five (25) or thirty (30) shares of Common Stock into one (1) share of Common Stock. By these amendments, the stockholders would approve each of the four (4) amendments proposed by the Board of Directors of the Corporation. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Corporation and its stockholders. The reverse stock split ratio (of fifteen-for-one, twenty-for-one, twenty-five-for-one or thirty-for-one) selected by the Board of Directors for inclusion in such amendment is referred to as the “Reverse Stock Split Ratio.” In accordance with the proposal to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different Reverse Stock Split Ratio. The other three (3) proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to effect any reverse stock split, in which case all four (4) proposed amendments will be abandoned.

CUE HEALTH 2024 PROXY STATEMENT	A-1

IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation, which amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this [___] day of [_______], [______].

CUE HEALTH INC.

By:
	Name:	Aasim Javed
	Title:	Chief Financial Officer

A-2	2024 PROXY STATEMENT CUE HEALTH